Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
(Farmer Bros. Co./Nelson)

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, dated as of January 1, 2014 (this "Amendment"), between FARMER BROS. CO., a Delaware corporation (the “Company”), and MARK J. NELSON (“Nelson”, and together with Company, the "Parties", and each, a "Party").
WHEREAS, the Parties have entered into that certain Employment Agreement (Farmer Bros. Co./Nelson), dated as of April 1, 2013 (the "Existing Agreement"); and
WHEREAS, the Parties hereto desire to amend the Existing Agreement to conform to changes to compensation authorized by the Company’s Compensation Committee, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:
(a)    Section 4 of the Existing Agreement is hereby amended in its entirety to read as follows:
“Base Salary: Nelson shall receive an annual base salary of $310,000 payable in accordance with the Company’s normal payroll practice. The annual base salary amount shall be reviewed annually by the Company and can be adjusted upward or downward by the Company from time to time but shall not be reduced below $280,000 per annum.”
(b)    Section 5 of the Existing Agreement is hereby amended in its entirety to read as follows:

“Bonuses: Nelson shall be entitled to participate in the Company’s 2005 Incentive Compensation Plan or any successor plan (“Plan”) each year, commencing with the Company’s 2013 fiscal year, so long as the Plan remains in effect and one or more of the Company’s other executive officers who are full-time Company employees (“Senior Executives”) also participate. Under the terms of the Plan, the Compensation Committee will, in its discretion, determine the Performance Criteria, as defined in the Plan, and all other variables by which Nelson’s bonus for such year under the Plan will be measured. The Target Award, as defined in the Plan, shall be an amount equal to sixty percent (60%) (the “Applicable Percentage”) of Nelson’s base annual salary. The Applicable Percentage can be adjusted upward or downward by the Company from time to time but shall not be reduced below 55%. Except as provided otherwise in this Section 5, Nelson’s participation in the Plan is subject to all Plan terms and conditions. Under the terms of the Plan, no bonus is earned until awarded by the Compensation Committee after completion of the fiscal year, and the Compensation Committee may, in its discretion, reduce, entirely eliminate or increase the bonus indicated by the Performance Criteria and other Plan factors. Nelson acknowledges receipt of a copy of the Plan.”
This revised Applicable Percentage shall apply as of July 1, 2013, that is, it shall apply for the entirety of fiscal year 2014.
3.Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date on which the Company’s Board of Directors approves this Amendment (the "Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Existing Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.Miscellaneous.
(a)    This Amendment is governed by, and construed in accordance with, the laws of the State of California, without regard to the conflict of laws provisions of such State.
(b)    This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

“Company” FARMER BROS. CO., a Delaware corporation
By: /s/ Michael H. Keown Name: Michael H. Keown Title: Chief Executive Officer

“Nelson”
By: /s/ Mark J. Nelson Name: Mark J. Nelson

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